UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

Landos Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 11239, Blacksburg, Virginia	24062
(Address of Principal Executive Offices)	(Zip Code)

(540) 218-2232

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Tim M. Mayleben as President and Chief Executive Officer

On June 18, 2022, Tim M. Mayleben, President and Chief Executive Officer of Landos Biopharma, Inc. (the “Company”), resigned from those positions, effective June 20, 2022.

(c)(d)(e) Appointment of Gregory Oakes as Chief Executive Officer and Director

On June 18, 2022, the board of directors of the Company (the “Board”) appointed Gregory Oakes, to serve as the Company’s Chief Executive Officer, effective June 20, 2022. Mr. Oakes will also serve as the Company’s principal financial officer.

Effective June 20, 2022, Mr. Oakes was appointed by the Board to serve as a Class I director on the Board. Mr. Oakes term will continue until the Company’s 2025 annual meeting of stockholders.

Gregory Oakes, age 54 served as President, North America, Vifor Pharma, Inc, and Executive Vice President, Vifor Pharma from September 2020 until November 2021. Mr. Oakes served on the board of directors of First Wave BioPharma, Inc. from April 2020 to June 2022. Mr. Oakes previously served as Corporate Vice President, Global Integration Lead for Otezla® (apremilast) at Amgen, Inc from November 2019 to August 2020. Prior to Amgen, Mr. Oakes served as Corporate Vice President and U.S. General Manager at Celgene Corp from July 2017 to November 2019. Mr. Oakes also served as the Global Commercial Integration Lead at Celgene where he helped steer the $74 billion acquisition by Bristol-Myers Squibb and the $13.4 billion divestiture of Otezla®. From January 2010 to July 2017, Mr. Oakes held several positions at Novartis AG, the most recent as Head of Sandoz Biopharmaceuticals, North America. He began his career at Schering-Plough (Merck) where he held executive roles in both the U.S. and Europe. Mr. Oakes holds a bachelor’s degree in Marketing and Business Administration from Edinboro University and an MBA from Clemson University.

There are no related party transactions between Mr. Oakes and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Oakes and any of the Company’s directors or other executive officers.

In connection with his appointment as the Chief Executive Officer of the Company, Mr. Oakes and the Company entered into an employment agreement, effective as of June 20, 2022 (the “CEO Employment Agreement”).

Under the terms of the CEO Employment Agreement, Mr. Oakes will receive an initial annual base salary of $600,000 and will be eligible to receive an annual performance bonus with a target of 60% of Mr. Oakes’s base salary. Any actual annual performance bonus amount will be based upon the Board’s good faith assessment of Mr. Oakes’s and the Company’s attainment of goals established by the Board in its reasonable discretion but with input from Mr. Oakes. Mr. Oakes is also eligible to receive a retention bonus, subject to specific terms and conditions (the “Retention Bonus”). In accordance with the CEO Employment Agreement, Mr. Oakes was granted an option to purchase 1,677,251 shares of common stock with an exercise price equal to the closing price of the Company’s common stock on June 17, 2022 under the Company’s 2019 Equity Incentive Plan (the “Plan”). 25% of the shares subject to the option vest on the one year anniversary of the date of grant and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Oakes’s continued service. Mr. Oakes also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with the Company.

Pursuant to the terms of the CEO Employment Agreement, Mr. Oakes’s employment is at will and may be terminated at any time by the Company or Mr. Oakes.

If the Company terminates Mr. Oakes’s employment without “Cause,” or if Mr. Oakes terminates his employment for “Good Reason” (each, as defined in the CEO Employment Agreement) at any time except on or within twelve (12) months following the effective date of a Corporate Transaction, as defined in the Plan (the “Corporate Transaction Measurement Period”), Mr. Oakes will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary, (ii) payment of COBRA premiums for a period of up to 12 months, (iii) eligibility of award of a bonus for the prior calendar year if no bonus has been paid at the time of termination (the “Completed Year Bonus”); (iv) the pro rata portion of Mr. Oakes’s current year target bonus, prorated to reflect the partial year of service (the “Pro Rata Bonus”); (iv) forgiveness of his obligation to repay the Retention Bonus, if applicable; and (v) accelerated vesting of all outstanding unvested time-based equity awards that would have become vested during the 12 months following the termination date .

If the Company terminates Mr. Oakes’s employment without Cause or if Mr. Oakes terminates his employment for Good Reason during the Corporate Transaction Measurement Period, Mr. Oakes will be eligible to receive (i) a lump sum severance payment in an amount equal to 18 months of his then-current base salary, (ii) payment of COBRA premiums for a period of up to 18 months, (iii) eligibility for the Completed Year Bonus; (iv) the Pro Rata Bonus; (iv) forgiveness of his obligation to repay the Retention Bonus, if applicable; and (v) 100% accelerated vesting of all outstanding unvested time-based equity awards as of the termination date.

The severance benefits described above are conditioned upon Mr. Oakes executing and making effective and irrevocable a separation agreement that includes a general release as well as his compliance with certain non-competition, non-solicitation, non-disparagement and non-disclosure obligations, resignation from all positions with our company and return of all company property.

The foregoing description of the CEO Employment Agreement is not complete and is qualified in its entirety by reference to the CEO Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022.

(e) Bonuses awarded to Tim M. Mayleben and Patricia Bitar

In recognition of services provided to the Company, the Company awarded Mr. Mayleben a one-time cash bonus of $275,000 as well as an option to purchase 18,000 shares of common stock with an exercise price equal to the closing price of the Company’s common stock on June 17, 2022 under the Plan. The shares subject to this option will vest in full on June 7, 2023. The Company also awarded Patricia Bitar, the Company’s former Chief Financial Officer, a one-time cash bonus of $100,000 for services provided to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Date: June 21, 2022	/s/ Gregory Oakes
Gregory Oakes
Chief Executive Officer